Item 30. Exhibit (h) i. i. 1. xii.

Amendment No. 11 to Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin Distributors, LLC

Massachusetts Mutual Life Insurance Company

C.M. Life Insurance Company

MML Strategic Distributors, LLC

MML Distributors, LLC

MML Investors Services, LLC

WHEREAS, Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin Distributors, LLC (the “Underwriter,” and together with the Trust, “we,” “our,” or “us”), Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, MML Distributors, LLC (“MMLD”), MML Investors Services, LLC (“MMLIS”), and MML Strategic Distributors, LLC (“MSD,” and together with MMLD and MMLIS, the “Distributors”), your distributors (collectively, the “Company” “you” or “your”), on your behalf and on behalf of certain Accounts, (individually a “Party”, collectively, the “Parties”) have previously entered into a Participation Agreement dated May 1, 2000 and subsequently amended April 15, 2001, May 1, 2003, June 5, 2007, October 25, 2010, January 15, 2013, August 6, 2014, July 1, 2016, September 8, 2020, June 25, 2021, September 1, 2022, and further modified by an addendum dated March 20, 2012 (the “Agreement”).

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Parties now desire to amend the Agreement by this amendment (the “Amendment”) to add an additional separate account of the Company. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

AMENDMENT

1.	Schedule B of the Agreement is deleted and replaced in its entirety with the Schedule B attached hereto.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused its duly authorized officers to execute this Amendment effective as of July 25, 2023.

The Trust:	Franklin Templeton Variable Insurance Products Trust

Only on behalf of each Portfolio listed on Schedule C of the Agreement.	By:	/s/ Navid J. Tofigh
	Name:	Navid J. Tofigh
	Title:	Vice President

The Underwriter:	Franklin Distributors, LLC

	By:	/s/ Jeff Masom
	Name:	Jeff Masom
	Title:	President

The Company:	Massachusetts Mutual Life Insurance Company

	By:	/s/ Michael S. Dunn
	Name:	Michael S. Dunn
	Title:	Head of Institutional Insurance

C.M. Life Insurance Company

	By:	/s/ Michael S. Dunn
	Name:	Michael S. Dunn
	Title:	Vice President

The Distributors:	MML Strategic Distributors, LLC

	By:	/s/ Michael S. Dunn
	Name:	Michael S. Dunn
	Title:	Vice President

MML Distributors, LLC

	By:	/s/ Michael S. Dunn
	Name:	Michael S. Dunn
	Title:	Vice President

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MML Investors Services, LLC

By:	/s/ Michael S. Dunn
Name:	Michael S. Dunn
Title:	Vice President

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Schedule B

Accounts of the Company

Name of Account	SEC Registration Yes/No
C.M. Life Variable Life Separate Account I	Yes
Massachusetts Mutual Variable Life Separate Account I	Yes
Massachusetts Mutual Variable Life Separate Account IX	No
Massachusetts Mutual Variable Life Separate Account X	No
Massachusetts Mutual Variable Life Separate Account VII	No

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